Exhibit 10.3

AMENDED AND RESTATED GUIDELINES AND PROCEDURES FOR

TDS OFFICER BONUSES

[See Attached]

TELEPHONE AND DATA SYSTEMS, INC.

GUIDELINES AND PROCEDURES FOR

TDS OFFICER BONUSES

(As Amended and Restated Effective for Performance Years Commencing

On or After January 1, 2009) 1

INDIVIDUAL PERFORMANCE BONUS (60% OF THE TARGET VALUE):

•         Decision Making Components:

The TDS Compensation Committee or supervising officer will take into consideration the following factors:

•         The officer’s overall performance for the year, to include:

•                     His/her assessed performance in carrying out his/her ongoing duties and responsibilities, and all major initiatives for the year, including those that arose during the performance year.

•                     Interrelated with the above, the performance feedback received from the officer’s direct reports/key associates.

•                     Such additional factors as may be pertinent with respect to any particular officer’s performance during the year. They could include such things as new and substantive responsibilities assumed during the year; the caliber of the executive’s leadership and development of his/her team, and overall supervisory performance; and the development and maintenance of effective working relationships with key associates, as well as across the enterprise and at all organizational levels.

•         As applicable, the executive’s level of pay in comparison with those holding similar positions in companies of comparable size across American industry will be taken into consideration in determining his/her total compensation for the year (salary and bonus).

•         Rating Procedure:

An officer’s bonus for individual performance will be determined in accordance with the following rating system:

Performance Category	Bonus as a % of Target Bonus
Far exceeds reasonable performance standards.	140% - 170%
Significantly exceeds reasonable performance standards.	110% - 140%
Meets/Almost meets reasonable performance standards.	80% - 110%
Significantly below reasonable performance standards.	0% - 80%

1 These guidelines apply to officers (“Subject Officers”) of Telephone and Data Systems, Inc. (“TDS” or the “Company”), other than the President/CEO and Chairman Emeritus of TDS.   Such guidelines and procedures also do not apply to the President/CEO of United States Cellular Corporation (“USCC”) or TDS Telecommunications Corporation (“TDS Telecom”), notwithstanding that such persons may be deemed to be “executive officers” of TDS under rules of the Securities and Exchange Commission.  The bonus of Subject Officers who are or will be identified in TDS’s annual proxy statement as “executive officers” of TDS shall be approved by the Compensation Committee of the Board of Directors of TDS.  The bonus of other Subject Officers shall be approved by the President and CEO of TDS or such other TDS officer to whom such authority is delegated by the President and CEO of TDS.

COMPANY PERFORMANCE BONUS (40% OF THE TARGET VALUE):

•         Methodology:

     This bonus will be determined as follows:

Company	Bonus Program Results as a % of Target Results	Weighting	Bonus % Earned
USCC	_______%	75%	_______%
TDS Telecom	_______%	25%	_______%
Total Bonus Earned		100%

EXAMPLE OF HOW AN OFFICER’S BONUS WOULD BE CALCULATED:

•         Compensation and Individual Performance Assumptions:

•         Salary: $300,000

•         Target Bonus Percentage: 30%

•         Individual Performance rating: 120%

•         Target Bonus Calculations Given Above Assumptions and TDS Officer Bonus Ground Rules:

•         For Individual and Company Performance: $90,000 ($300,000 x .3 = $90,000).

•         For Individual Performance: $54,000 ($90,000 x .6 = $54,000).

•         For Company Performance: $36,000 ($90,000 x .4 = $36,000).

•         For USCC Bonus Program Performance: $27,000 ($36,000 x .75 = $27,000).

•         For TDS Telecom Bonus Program Performance: $9,000 ($36,000 x .25 = $9,000).

•         Bonus Program Results Assumptions:

•         USCC bonus program results, as a percent of targeted results: 90%

•         TDS Telecom bonus program results, as a percent of targeted results: 105%

•         Bonus Earned Given Above Assumptions:

•         For Individual Performance: $64,800 ($54,000 x 1.2).

•         For Company Performance:

•                     Bonus percentage earned:

Company	Bonus Program Results as a % of Target Results	Weighting	Bonus % Earned
USCC	90%	75%	67.5%
TDS Telecom	105%	25%	26.3%
		100%	93.8%

•                     Dollar bonus earned: $33,800 ($36,000 x .938).

•         For Individual and Company Performance Total Bonus earned:

•                     For Individual Performance:               $              64,800

•                     For Company Performance:                $              33,800
                                                                $              98,600

In sum, with the above discussed method of determining TDS officer bonuses, TDS formally recognizes the important relationship between Company performance and the amount of TDS officers’ bonuses. However, 60% of TDS officers’ annual bonuses will be determined by a thorough assessment of his/her performance. Thus, an officer’s accomplishments and contributions, and those of the teams an officer leads, will continue to be the primary determinant of an officers annual bonus award.

Any bonus amount awarded with respect to a performance year will be paid during the period commencing on the January 1 immediately following the performance year and ending on the March 15 immediately following the performance year.  Notwithstanding the foregoing, in the event that payment by such March 15th is administratively impracticable and such impracticability was unforeseeable (in each case, such that payment continues to qualify as a “short-term deferral” within the meaning of section 409A of the Internal Revenue Code), payment will be made as soon as administratively practicable after such March 15th, but in no event later than the December 31 immediately following the performance year.  Payment will be made in the form of a lump sum.

The preceding simply are guidelines.  Notwithstanding anything to the contrary, 100% of the bonus is discretionary, and an officer shall have no right or expectation with respect to any bonus and no bonus shall vest until the bonus is paid.  The officer does not have a legally binding right to the bonus, unless and until the bonus amount, if any, is paid, and no bonus shall be paid unless the officer remains employed through the actual bonus payout date unless otherwise approved in the discretion of the President and CEO of TDS.  Not in limitation of the foregoing, negative discretion may be used to reduce the portion of any bonus calculated pursuant to the preceding guidelines with respect to company performance.  To the extent and only to the extent that any bonus is paid for a performance year, such bonus shall be deemed to have been earned on December 31 of that performance year.

APPROVED by the PRESIDENT AND CEO of TELEPHONE AND DATA SYSTEMS, INC. and the TELEPHONE AND DATA SYSTEMS, INC. COMPENSATION COMMITTEE on this __________ day of __________________, 2009.

President and CEO of Telephone and Data Systems, Inc.:

LeRoy T. Carlson, Jr.

Telephone and Data Systems, Inc. Compensation Committee:

George W. Off

Christopher D. O’Leary

Herbert S. Wander